Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Pangaea Logistics Solutions Ltd.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(o)	(1)
	Equity	Preferred Stock, par value $0.01 per share	Rule 457(o)	(1)
	Debt	Debt Securities	Rule 457(o)	(1)
	Other	Warrants(3)	Rule 457(o)	(1)
	Other	Purchase contracts	Rule 457(o)	(1)
	Other	Rights	Rule 457(o)	(1)
	Other	Units(4)	Rule 457(o)	(1)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	$100,000,000	(5)	$100,000,000	$0.00014760	$14,760
	Total Offering Amounts					$100,000,000		$14,760
	Total Fees Previously Paid							-
	Total Fee Offsets							$10,910(6)
	Net Fees Due							$3,850

(1)    The amount to be registered consists of up to $100,000,000 of an indeterminate number or amount of Debt Securities, Common Stock, Preferred Stock, Warrants, Rights, Purchase Contracts and Units, as may be issued from time to time at indeterminate prices along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)    The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(3)    The Warrants (as defined in this Registration Statement) covered by this Registration Statement may be Common Stock warrants, Preferred Stock warrants, or Debt Securities warrants.
(4)    Each Unit (as defined in this Registration Statement) will be issued under a unit agreement or an indenture and will represent an interest in two or more securities registered hereby, including shares of Common Stock, Preferred Stock, Debt Securities or Warrants, which may or may not be separable from one another.
(5)    The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any Debt Securities or shares of Preferred Stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.
(6)    On January 11, 2021, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-252019), which was declared effective on January 9, 2021 (the “Prior Registration Statement”). The Prior Registration Statement registered an aggregate principal amount of $100,000,000 of Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Rights and Units to be offered by the registrant from time to time. The Prior Registration Statement expired in January 2024. In connection with the filing of the Prior Registration Statement, the registrant paid $10,910 in fees to register the shares in the Primary Offering. No securities were sold pursuant to the Prior Registration Statement and as a result, the registrant has $10,910 in unused filing fees associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the registrant is using $10,910 of the unused filing fees to offset the filing fee in connection with this filing.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed
Rule 457(p)
Fee Offset Claims	Pangaea Logistics Solutions Ltd.	S-3	333-252019	January 11, 2021		$ 10,910(1)
Fee Offset Sources	Pangaea Logistics Solutions Ltd.	S-3	333-252019		January 11, 2021

(1)    See footnote 6 above.